Exhibit 99.1
NEWS RELEASE
As previously announced, TDS will hold a teleconference on February 16, 2024 at 9:00 a.m. CST. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
FOR IMMEDIATE RELEASE
TDS reports fourth quarter and full year 2023 results
Investing in our networks; Provides 2024 guidance
CHICAGO (February 16, 2024) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,313 million for the fourth quarter of 2023, versus $1,357 million for the same period one year ago. Net income (loss) attributable to TDS common shareholders and related diluted earnings (loss) per share were $(523) million and $(4.64), respectively, for the fourth quarter of 2023 compared to $(43) million and $(0.38), respectively, in the same period one year ago.
Excluding a $547 million ($511 million, net of tax impacts) non-cash charge related to goodwill impairment recorded at TDS Telecom during the fourth quarter of 2023, net income (loss) available to TDS common shareholders and related diluted earnings (loss) per share for the fourth quarter of 2023 were $(12) million and $(0.11), respectively.
TDS reported total operating revenues of $5,160 million and $5,413 million for the years ended 2023 and 2022, respectively. Net income (loss) attributable to TDS common shareholders and related diluted earnings (loss) per share were $(569) million and $(5.06), respectively, for the year ended 2023 compared to $(7) million and $(0.07), respectively, for the year ended 2022.
Excluding a $547 million ($511 million, net of tax impacts) non-cash charge related to goodwill impairment recorded at TDS Telecom during the fourth quarter of 2023, net income (loss) available to TDS common shareholders and related diluted earnings (loss) per share for the year ended 2023 were $(58) million and $(0.53), respectively.
Full year 2023 Highlights*
UScellular
•Postpaid ARPU grew 2%
•Delivering on growth initiatives
◦Fixed wireless customers grew 46% to 114,000
◦Tower rental revenues grew 8% to $100 million
•Increased profitability
◦Net income, Adjusted OIBDA and Adjusted EBITDA up
•Generated positive free cash flow and increased cash flows from operating activities
•Began launching 5G mid-band network - providing low latency and faster speeds
TDS Telecom
•Exceeded full year 2023 fiber address goal
◦Delivered 217,000 fiber service addresses
•Executing on fiber broadband strategy
◦Expanded its footprint 12% - increased total service addresses to 1.7 million
◦Residential broadband connections grew 6% and Residential revenue per connection grew 4%
◦Total Wireline expansion residential revenues grew to $75 million

*Comparisons are Year Ended December 31, 2023 to Year Ended December 31, 2022

“In 2023, the TDS Family of Companies continued to make substantial investments in our businesses in order to improve our competitiveness,” said LeRoy T. Carlson, Jr., TDS President and CEO. “UScellular made significant progress on its 5G network, while TDS Telecom ended the year with all of its fiber expansion communities initially launched.
“UScellular increased Postpaid ARPU 2% and drove strong results in fixed wireless in 2023. It was a challenging year from a mobility subscriber standpoint as the environment remains competitive. UScellular’s goal was to balance subscriber objectives with financial goals, which led to increased profitability year over year.
"In 2024, UScellular plans to continue focusing on improving customer results, growth in fixed wireless and towers, and maintaining financial discipline as we advance the network through mid-band deployment.
“In 2023, TDS Telecom delivered 217,000 marketable fiber service addresses, up 24% from the initial 2023 target. Residential broadband connections increased 6%, while residential revenue per connection grew 4%. With all markets launched, the team plans to focus on increasing broadband penetration and revenues across the fiber footprint. We expect this to result in improved profitability in 2024.”
Recent Development: On August 4, 2023, TDS and UScellular announced that the Boards of Directors of both companies decided to initiate a process to explore a range of strategic alternatives for UScellular. The process is still ongoing.

2024 Estimated Results

TDS’ current estimates of full-year 2024 results for UScellular and TDS Telecom are shown below. Such estimates represent management’s view as of February 16, 2024 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

UScellular	2024 Estimated Results	Actual Results for the Year Ended December 31, 2023
(Dollars in millions)
Service revenues	$2,950-$3,050	$3,044
Adjusted OIBDA[1,2]	$750-$850	$818
Adjusted EBITDA[1,2]	$920-$1,020	$986
Capital expenditures	$550-$650	$611

TDS Telecom	2024 Estimated Results	Actual Results for the Year Ended December 31, 2023
(Dollars in millions)
Total operating revenues	$1,070-$1,100	$1,028
Adjusted OIBDA[1]	$310-$340	$279
Adjusted EBITDA[1]	$310-$340	$285
Capital expenditures	$310-$340	$577

The following tables reconcile EBITDA, Adjusted EBITDA, and Adjusted OIBDA to the corresponding GAAP measures, Net income (loss) or Income (loss) before income taxes. In providing 2024 estimated results, TDS has not completed the below reconciliation to Net income (loss) because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	UScellular		TDS Telecom
	2024 Estimated Results[2]	Actual Results for the Year Ended December 31, 2023	2024 Estimated Results[2]	Actual Results for the Year Ended December 31, 2023
(Dollars in millions)
Net income (loss) (GAAP)	N/A	$58	N/A	($483)
Add back:
Income tax expense	N/A	53	N/A	(26)
Income (loss) before income taxes (GAAP)	$40-$140	$111	$40-$70	($509)
Add back:
Interest expense	195	196	—	(8)
Depreciation, amortization and accretion expense	665	656	270	245
EBITDA (Non-GAAP)[1]	$900-$1,000	$963	$310-$340	($272)
Add back or deduct:
Expenses related to strategic alternatives review	—	8	—	—
Loss on impairment of goodwill	—	—	—	547
(Gain) loss on asset disposals, net	20	17	—	10
(Gain) loss on license sales and exchanges, net	—	(2)	—	—
Adjusted EBITDA (Non-GAAP)[1]	$920-$1,020	$986	$310-$340	$285
Deduct:
Equity in earnings of unconsolidated entities	160	158	—	—
Interest and dividend income	10	10	—	4
Other, net	—	—	—	2
Adjusted OIBDA (Non-GAAP)[1]	$750-$850	$818	$310-$340	$279
Numbers may not foot due to rounding.
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses, and expenses related to the strategic alternatives review of UScellular while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income (loss) or Income (loss) before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for December 31, 2023, can be found on TDS' website at investors.tdsinc.com.
22024 Estimated Results do not reflect any anticipated costs, expenses or results of the strategic alternatives review referenced above.

Conference Call Information
TDS will hold a conference call on February 16, 2024 at 9:00 a.m. Central Time.
•Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://events.q4inc.com/attendee/105947395
•Access the call by phone at (888) 330-2384 (US/Canada), passcode: 1328528
Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; broadband, video and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, UScellular, TDS Telecom and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed 8,800 people as of December 31, 2023.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Colleen Thompson, Vice President - Corporate Relations
colleen.thompson@tdsinc.com
Julie Mathews, IRC, Director - Investor Relations
julie.mathews@tdsinc.com
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: whether any strategic alternatives for UScellular will be successfully identified or completed; whether any such strategic alternative will result in additional value for TDS or its shareholders and whether the process will have an adverse impact on TDS’ businesses; intense competition; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms and changes in roaming practices; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the ability to attract people of outstanding talent throughout all levels of the organization; TDS' smaller scale relative to larger competitors; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties with which TDS does business; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and UScellular indebtedness or comply with the terms of debt covenants; the effect on TDS' business if the collateral securing its secured term loan is foreclosed upon; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment; pending and future litigation; cyber-attacks or other breaches of network or information technology security; control by the TDS Voting Trust; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K.
For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
UScellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com
OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Retail Connections
Postpaid
Total at end of period	4,106,000	4,159,000	4,194,000	4,223,000	4,247,000
Gross additions	129,000	128,000	125,000	137,000	154,000
Handsets	80,000	84,000	83,000	93,000	105,000
Connected devices	49,000	44,000	42,000	44,000	49,000
Net additions (losses)	(50,000)	(35,000)	(28,000)	(24,000)	(17,000)
Handsets	(53,000)	(38,000)	(29,000)	(25,000)	(20,000)
Connected devices	3,000	3,000	1,000	1,000	3,000
ARPU[1]	$51.61	$51.11	$50.64	$50.66	$50.60
ARPA[2]	$131.63	$130.91	$130.19	$130.77	$130.97
Handset upgrade rate[3]	5.8%	4.5%	4.8%	4.9%	7.0%
Churn rate[4]	1.44%	1.30%	1.21%	1.27%	1.35%
Handsets	1.22%	1.11%	1.01%	1.06%	1.12%
Connected devices	3.03%	2.64%	2.65%	2.78%	2.99%
Prepaid
Total at end of period	451,000	462,000	462,000	470,000	493,000
Gross additions	43,000	52,000	50,000	43,000	61,000
Net additions (losses)	(11,000)	—	(8,000)	(23,000)	—
ARPU[1,5]	$32.32	$33.44	$33.86	$33.19	$33.34
Churn rate[4]	3.87%	3.68%	4.18%	4.63%	4.11%
Market penetration at end of period
Consolidated operating population	32,350,000	32,350,000	32,350,000	32,350,000	32,370,000
Consolidated operating penetration[6]	15%	15%	15%	15%	15%
Capital expenditures (millions)	$148	$111	$143	$208	$176
Total cell sites in service	7,000	6,973	6,952	6,950	6,945
Owned towers	4,373	4,356	4,341	4,338	4,336
Due to rounding, the sum of quarterly results may not equal the total for the year.
1Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
2Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
3Handset upgrade rate calculated as total handset upgrade transactions divided by average postpaid handset connections.
4Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
5Fourth quarter 2023 Prepaid ARPU excludes a $6 million reduction of prepaid revenue related to an adjustment to correct a prior period error recorded in the fourth quarter of 2023.
6Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.

TDS Telecom
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2023	9/30/2023	6/30/2023	3/31/2023	12/31/2022
Residential connections
Broadband
Wireline, Incumbent	244,800	248,800	249,200	247,900	249,100
Wireline, Expansion	92,200	79,400	70,200	62,800	56,100
Cable	202,900	204,400	204,200	204,700	204,800
Total Broadband	539,800	532,600	523,600	515,400	510,000
Video	131,500	132,400	132,300	132,600	135,300
Voice	281,600	284,000	288,200	289,200	291,600
Total Residential connections	952,900	949,000	944,100	937,200	936,900
Commercial connections	210,200	217,400	223,300	229,800	236,000
Total connections	1,163,100	1,166,400	1,167,400	1,167,000	1,173,000

Residential revenue per connection[1]	$62.74	$62.15	$61.97	$60.24	$59.91

Capital expenditures (millions)	$143	$172	$132	$130	$165
Numbers may not foot due to rounding.
1Total residential revenue per connection is calculated by dividing total residential revenue by the average number of residential connections and by the number of months in the period.

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	2023 vs. 2022	2023	2022	2023 vs. 2022
(Dollars and shares in millions, except per share amounts)
Operating revenues
UScellular	$1,000	$1,048	(5)%	$3,906	$4,169	(6)%
TDS Telecom	261	257	2%	1,028	1,020	1%
All Other[1]	52	52	(1)%	226	224	1%
	1,313	1,357	(3)%	5,160	5,413	(5)%
Operating expenses
UScellular
Expenses excluding depreciation, amortization and accretion	812	885	(8)%	3,096	3,379	(8)%
Depreciation, amortization and accretion	166	179	(8)%	656	700	(6)%
Loss on impairment of licenses	—	—	—	—	3	N/M
(Gain) loss on asset disposals, net	3	11	(67)%	17	19	(9)%
(Gain) loss on sale of business and other exit costs, net	—	—	N/M	—	(1)	N/M
(Gain) loss on license sales and exchanges, net	(2)	—	N/M	(2)	—	N/M
	979	1,075	(9)%	3,767	4,100	(8)%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	186	192	(4)%	749	732	2%
Depreciation, amortization and accretion	65	56	17%	245	215	14%
Loss on impairment of goodwill	547	—	N/M	547	—	N/M
(Gain) loss on asset disposals, net	1	3	(59)%	10	7	31%
	799	252	N/M	1,551	954	63%
All Other[1]
Expenses excluding depreciation and amortization	56	52	8%	242	222	9%
Depreciation and amortization	3	3	(6)%	14	14	(2)%
(Gain) loss on asset disposals, net	—	—	N/M	—	1	(95)%
	59	56	7%	256	237	8%
Total operating expenses	1,837	1,383	33%	5,574	5,291	5%
Operating income (loss)
UScellular	21	(27)	N/M	139	69	N/M
TDS Telecom	(538)	5	N/M	(523)	66	N/M
All Other[1]	(7)	(4)	N/M	(30)	(13)	N/M
	(524)	(26)	N/M	(414)	122	N/M
Investment and other income (expense)
Equity in earnings of unconsolidated entities	37	36	4%	159	159	–
Interest and dividend income	4	7	(41)%	20	17	19%
Interest expense	(66)	(55)	(20)%	(244)	(174)	(40)%
Other, net	1	—	N/M	2	1	94%
Total investment and other income (expense)	(24)	(12)	(96)%	(63)	3	N/M
Income (loss) before income taxes	(548)	(38)	N/M	(477)	125	N/M
Income tax expense (benefit)	(45)	(8)	N/M	10	53	(81)%
Net income (loss)	(503)	(30)	N/M	(487)	72	N/M
Less: Net income (loss) attributable to noncontrolling interests, net of tax	3	(4)	N/M	13	10	28%
Net income (loss) attributable to TDS shareholders	(506)	(26)	N/M	(500)	62	N/M
TDS Preferred Share dividends	17	17	—	69	69	–
Net loss attributable to TDS common shareholders	$(523)	$(43)	N/M	$(569)	$(7)	N/M

Basic weighted average shares outstanding	113	113	–	113	114	(1)%
Basic earnings (loss) per share attributable to TDS common shareholders	$(4.64)	$(0.38)	N/M	$(5.05)	$(0.07)	N/M

Diluted weighted average shares outstanding	113	113	–	113	114	(1)%
Diluted earnings (loss) per share attributable to TDS common shareholders	$(4.64)	$(0.38)	N/M	$(5.06)	$(0.07)	N/M
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.
1    Consists of TDS corporate, intercompany eliminations and other business operations not included in UScellular and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

Year Ended December 31,	2023	2022
(Dollars in millions)
Cash flows from operating activities
Net income (loss)	$(487)	$72
Add (deduct) adjustments to reconcile net income (loss) to net cash flows from operating activities
Depreciation, amortization and accretion	915	929
Bad debts expense	111	138
Stock-based compensation expense	41	42
Deferred income taxes, net	8	47
Equity in earnings of unconsolidated entities	(159)	(159)
Distributions from unconsolidated entities	150	145
Loss on impairment of intangible assets	547	3
(Gain) loss on asset disposals, net	27	27
(Gain) loss on sale of business and other exit costs, net	—	(1)
(Gain) loss on license sales and exchanges, net	(2)	—
Other operating activities	8	10
Changes in assets and liabilities from operations
Accounts receivable	2	(69)
Equipment installment plans receivable	(20)	(199)
Inventory	61	(90)
Accounts payable	(99)	32
Customer deposits and deferred revenues	(8)	48
Accrued taxes	50	127
Other assets and liabilities	(3)	53
Net cash provided by operating activities	1,142	1,155

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(1,211)	(1,161)
Cash paid for licenses and other intangible assets	(130)	(614)
Other investing activities	14	(8)
Net cash used in investing activities	(1,327)	(1,783)

Cash flows from financing activities
Issuance of long-term debt	1,081	1,154
Repayment of long-term debt	(723)	(332)
Issuance of short-term debt	—	110
Repayment of short-term debt	(60)	(50)
TDS Common Shares reissued for benefit plans, net of tax payments	(3)	(4)
UScellular Common Shares reissued for benefit plans, net of tax payments	(6)	(5)
Repurchase of TDS Common Shares	(6)	(40)
Repurchase of UScellular Common Shares	—	(43)
Dividends paid to TDS shareholders	(153)	(151)
Payment of debt and equity issuance costs	(5)	(2)
Distributions to noncontrolling interests	(3)	(3)
Cash paid for software license agreements	(66)	(23)
Other financing activities	—	2
Net cash provided by financing activities	56	613

Net decrease in cash, cash equivalents and restricted cash	(129)	(15)

Cash, cash equivalents and restricted cash
Beginning of period	399	414
End of period	$270	$399

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

December 31,	2023	2022
(Dollars in millions)
Current assets
Cash and cash equivalents	$236	$360
Accounts receivable, net	1,074	1,181
Inventory, net	208	268
Prepaid expenses	86	102
Income taxes receivable	4	59
Other current assets	52	58
Total current assets	1,660	2,028

Assets held for sale	15	26

Licenses	4,702	4,699

Goodwill	—	547

Other intangible assets, net	183	204

Investments in unconsolidated entities	505	495

Property, plant and equipment, net	5,062	4,760

Operating lease right-of-use assets	987	995

Other assets and deferred charges	807	796

Total assets	$13,921	$14,550

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

December 31,	2023	2022
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$26	$19
Accounts payable	360	506
Customer deposits and deferred revenues	277	285
Accrued interest	12	12
Accrued taxes	43	46
Accrued compensation	149	144
Short-term operating lease liabilities	147	146
Other current liabilities	170	356
Total current liabilities	1,184	1,514

Deferred liabilities and credits
Deferred income tax liability, net	975	969
Long-term operating lease liabilities	890	908
Other deferred liabilities and credits	784	813

Long-term debt, net	4,080	3,731

Noncontrolling interests with redemption features	12	12

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $0.01 per share	1	1
Capital in excess of par value	2,558	2,551
Preferred Shares, par value $0.01 per share	1,074	1,074
Treasury shares, at cost	(465)	(481)
Accumulated other comprehensive income	11	5
Retained earnings	2,023	2,699
Total TDS shareholders' equity	5,202	5,849

Noncontrolling interests	794	754

Total equity	5,996	6,603

Total liabilities and equity	$13,921	$14,550

Balance Sheet Highlights
(Unaudited)

	December 31, 2023
	UScellular	TDS Telecom	TDS Corporate & Other	Intercompany Eliminations	TDS Consolidated
(Dollars in millions)
Cash and cash equivalents	$150	$37	$90	$(41)	$236

Licenses and other intangible assets	$4,693	$187	$5	$—	$4,885
Investment in unconsolidated entities	461	4	48	(8)	505
	$5,154	$191	$53	$(8)	$5,390

Property, plant and equipment, net	$2,576	$2,402	$84	$—	$5,062

Long-term debt, net:
Current portion	$20	$—	$6	$—	$26
Non-current portion	3,044	3	1,033	—	4,080
	$3,064	$3	$1,039	$—	$4,106

TDS Telecom Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2023	2022	2023 vs. 2022	2023	2022	2023 vs. 2022
(Dollars in millions)
Operating revenues
Residential
Wireline, Incumbent	$88	$87	1%	$352	$350	1%
Wireline, Expansion	23	14	61%	75	49	53%
Cable	69	67	2%	273	270	1%
Total residential	179	168	6%	700	669	5%
Commercial	37	43	(13)%	155	173	(10)%
Wholesale	45	45	(1)%	172	177	(3)%
Total service revenues	261	256	2%	1,027	1,019	1%
Equipment revenues	—	—	(22)%	1	1	(12)%
Total operating revenues	261	257	2%	1,028	1,020	1%

Cost of services	104	110	(5)%	423	418	1%
Cost of equipment and products	—	—	N/M	—	1	(26)%
Selling, general and administrative expenses	82	83	(1)%	326	313	4%
Depreciation, amortization and accretion	65	56	17%	245	215	14%
Loss on impairment of goodwill	547	—	N/M	547	—	N/M
(Gain) loss on asset disposals, net	1	3	(59)%	10	7	31%
Total operating expenses	799	252	N/M	1,551	954	63%

Operating income (loss)	$(538)	$5	N/M	$(523)	$66	N/M
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
TDS Consolidated	2023	2022	2023	2022
(Dollars in millions)
Cash flows from operating activities (GAAP)	$218	$255	$1,142	$1,155
Cash paid for additions to property, plant and equipment	(304)	(367)	(1,211)	(1,161)
Cash paid for software license agreements	(37)	(18)	(66)	(23)
Free cash flow (Non-GAAP)[1]	$(123)	$(130)	$(135)	$(29)

	Three Months Ended December 31,		Year Ended December 31,
UScellular	2023	2022	2023	2022
(Dollars in millions)
Cash flows from operating activities (GAAP)	$148	$180	$866	$832
Cash paid for additions to property, plant and equipment	(155)	(192)	(608)	(602)
Cash paid for software license agreements	(37)	(17)	(66)	(22)
Free cash flow (Non-GAAP)[1]	$(44)	$(29)	$192	$208
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.
EBITDA, Adjusted EBITDA and Adjusted OIBDA
The following table reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income and Income before income taxes.

	Year Ended December 31,
UScellular	2023	2022
(Dollars in millions)
Net income (GAAP)	$58	$35
Add back or deduct:
Income tax benefit	53	37
Income before income taxes (GAAP)	111	72
Add back:
Interest expense	196	163
Depreciation, amortization and accretion expense	656	700
EBITDA (Non-GAAP)	963	935
Add back or deduct:
Expenses related to strategic alternatives review	8	—
Loss on impairment of licenses	—	3
(Gain) loss on asset disposals, net	17	19
(Gain) loss on sale of business and other exit costs, net	—	(1)
(Gain) loss on license sales and exchanges, net	(2)	—
Adjusted EBITDA (Non-GAAP)	986	956
Deduct:
Equity in earnings of unconsolidated entities	158	158
Interest and dividend income	10	8
Adjusted OIBDA (Non-GAAP)	$818	$790

Net income excluding Goodwill impairment charge
The following non-GAAP financial measures present certain information in the table below excluding the effect of the goodwill impairment charge at TDS Telecom and related tax impacts. The goodwill impairment charge, which occurred in the fourth quarter of 2023, is being excluded in this presentation, as it is not related to the current operations of TDS. TDS believes these measures may be useful to investors and other users of its financial information when comparing the current period financial results with periods that were not impacted by such a charge.

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
(Dollars in millions)
Net loss attributable to TDS common shareholders (GAAP)	$(523)	$(43)	$(569)	$(7)
Adjustments:
Loss on impairment of goodwill	547	—	547	—
Deferred tax benefit on the tax-amortizable portion of the impaired Goodwill	(36)	—	(36)	—
Subtotal of Non-GAAP adjustments	511	—	511	—
Net loss attributable to TDS common shareholders excluding goodwill impairment charge (Non-GAAP)	(12)	(43)	(58)	(7)
Noncontrolling interest adjustment to compute earnings (loss)	—	—	(1)	(1)
Net loss attributable to TDS common shareholders excluding goodwill impairment charge used in diluted earnings (loss) per share (Non-GAAP)	$(12)	$(43)	$(59)	$(8)

Diluted weighted average shares outstanding	113	113	113	114

Diluted earnings (loss) per share attributable to TDS common shareholders (GAAP)	$(4.64)	$(0.38)	$(5.06)	$(0.07)
Adjustments:
Loss on impairment of goodwill	4.85	—	4.85	—
Deferred tax benefit on the tax-amortizable portion of the impaired Goodwill	(0.32)	—	(0.32)	—
Diluted earnings (loss) per share attributable to TDS common shareholders excluding impairment of goodwill charge (Non-GAAP)	$(0.11)	$(0.38)	$(0.53)	$(0.07)